Exhibit 10.4

OMNIBUS AGREEMENT
AMONG
PIONEER SOUTHWEST ENERGY PARTNERS L.P.,
PIONEER NATURAL RESOURCES GP LLC,
PIONEER NATURAL RESOURCES COMPANY,
AND
PIONEER NATURAL RESOURCES USA, INC.

OMNIBUS AGREEMENT
     THIS OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, the First Closing Date (as defined herein), and is by and among Pioneer Southwest Energy Partners L.P., a Delaware limited partnership (the “Partnership”), Pioneer Natural Resources Company, a Delaware corporation (“Pioneer”), Pioneer Natural Resources USA, Inc., a Delaware Corporation (“Pioneer USA”), and Pioneer Natural Resources GP LLC, a Delaware limited liability company (the “General Partner”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
Definitions
     Section 1.1 Definitions.
          (a) Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
          (b) As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.
     “Agreement” means this Omnibus Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof.
     “Area of Operations” means onshore Texas (excluding Armstrong, Carson, Collingsworth, Dallam, Deaf Smith, Donley, Gray, Hansford, Hartley, Hemphill, Hutchinson, Lipscomb, Moore, Ochiltree, Oldham, Potter, Randall, Roberts, Sherman and Wheeler counties located in the Texas Panhandle) and the southeast region of New Mexico, comprising Chaves, Curry, De Baca, Eddy, Lincoln, Lea, Otero and Roosevelt counties.
     “Cause” has the meaning given such term in the Partnership Agreement.
     “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events: (i) any transaction resulting in the Partnership (or its
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Omnibus Agreement

successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof) ceasing to be an Affiliate of Pioneer; (ii) the limited partners of the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the General Partner or an Affiliate of the General Partner; or (iv) a transaction resulting in a Person other than Pioneer or an Affiliate of Pioneer being the general partner of the Partnership (or its successor or survivor by way of merger, consolidation, or some other transaction, or a parent or subsidiary thereof).
     “Closing Date” means the First Closing Date, and if the underwriters exercise their over-allotment option and the closing of such over-allotment does not occur on the First Closing Date, the Closing Date means the closing date of the over-allotment option.
     “Common Unit” has the meaning given such term in the Partnership Agreement.
     “Conflicts Committee” has the meaning given such term in the Partnership Agreement.
     “First Closing Date” means the date of the closing of the initial public offering of Common Units.
     “General Partner” has the meaning given such term in the introduction to this Agreement.
     “Partnership” has the meaning given such term in the introduction to this Agreement.
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the First Closing Date, as such agreement is in effect on the First Closing Date, to which reference is hereby made for all purposes of this Agreement. An amendment or modification to the Partnership Agreement subsequent to the First Closing Date shall be given effect for the purposes of this Agreement only if it has received the approval of the Conflicts Committee that would be required, if any, pursuant to Section 4.11 hereof if such amendment or modification were an amendment or modification of this Agreement.
     “Partnership Assets” means the oil and gas properties conveyed, contributed or otherwise transferred or intended to be sold, conveyed, contributed or otherwise transferred to any member of the Partnership Group.
     “Partnership Entities” means the General Partner and each member of the Partnership Group.
     “Partnership Group” means the Partnership and any Subsidiary of the Partnership.
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     “Party” or “Parties” have the meaning given such terms in the introduction to this Agreement.
     “Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.
     “Pioneer” has the meaning given such term in the introduction to this Agreement.
     “Pioneer USA” has the meaning given such term in the introduction to this Agreement.
     “Pioneer Volumes” has the meaning given such term in Section 3.1.
     “Subsidiary” has the meaning given such term in the Partnership Agreement.
     “Voting Securities” means securities of any class of a Person entitling the holders thereof to vote in the election of, or to appoint, members of the board of directors or other similar governing body of the Person and, with respect to the Partnership, means Common Units.
     “VPP” means a volumetric production payment agreement, pursuant to which Pioneer USA sold 7.3 million barrels of oil equivalent of proved reserves in the Spraberry field, and which requires the delivery by Pioneer USA of specified quantities of gas through December of 2007 and specified quantities of oil through December 2010.
     Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) references to Exhibits refer to the Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (e) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (f) references to money refer to legal currency of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.
ARTICLE II
Geographic Limitations
     Section 2.1 Geographic Limitations. At the First Closing Date, the operations of the Partnership Group will be limited to the geographic area within the Area of Operations. If Pioneer forms another master limited partnership, Pioneer will prohibit it from competing with the Partnership Group in the Area of Operations.
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Omnibus Agreement

ARTICLE III
VPP Obligation
     Section 3.1 VPP Obligation. Certain of the Partnership Assets are subject to the VPP and will remain subject to the VPP after the Closing Date. The Parties agree that the obligations arising under the VPP shall first be satisfied by the delivery of volumes produced from the interests and properties of Pioneer USA (the “Pioneer Volumes”), prior to any delivery of volumes produced from Partnership Assets. If the Pioneer Volumes are at any time insufficient to satisfy the obligations under the VPP, volumes produced from Partnership Assets subject to the VPP shall be delivered in satisfaction thereof, and Pioneer USA will make a cash payment to the Partnership Group equal to the value of the volumes delivered pursuant to the VPP obligation as if the volumes were sold in the ordinary course of business on the date delivered pursuant to the VPP.
ARTICLE IV
Miscellaneous
     Section 4.1 Choice of Law. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
     Section 4.2 Notice. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by telecopier or telegram to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 4.2.
5205 N. O’Connor Blvd., Suite 200
Irving, Texas 75039
Phone: (972) 444-9001
Fax: (972) 969-3587
Attention: General Counsel
     Section 4.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
     Section 4.4 Further Action. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or
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Omnibus Agreement

appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.
     Section 4.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     Section 4.6 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
     Section 4.7 Termination. Notwithstanding any other provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Common Units held by the General Partner and its Affiliates are not voted in favor of such removal, this Agreement may immediately thereupon be terminated by Pioneer USA. Article II of this Agreement shall also terminate upon a Change of Control.
     Section 4.8 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.
     Section 4.9 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart. Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.
     Section 4.10 Invalidity of Provisions. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     Section 4.11 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by each of the Parties; provided, however, that after the completion of the Partnership’s initial public offering of Common Units, the Partnership may not, without the prior approval of the Conflicts Committee or, if there is no such committee, the independent members of such board of directors, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of such Common Units. Without the consent of any Party, Pioneer shall be entitled to amend this Agreement to delete Article II or to amend the definition of “Area of Operations” in a manner that would expand the geographical scope of such term.
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Omnibus Agreement

     Section 4.12 Assignment; Third Party Beneficiaries. No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties; provided, however, a merger shall not be deemed to be an assignment and a transfer of the rights and an assumption of the obligations under this Agreement in connection with the transfer of all or substantially all of the assets of a Party shall not be deemed an assignment of such rights or obligations of such Party to this Agreement. Each of the Parties hereto specifically intends that each entity comprising the Partnership Entities, as applicable, whether or not a Party to this Agreement, shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity.
     Section 4.13 Withholding or Granting of Consent. Each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.
     Section 4.14 Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Party, or which such Party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Party, including actions taken by or on behalf of any Affiliate of such Party.
     Section 4.15 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.
     Section 4.16 Negation of Rights of Limited Partners, Assignees and Third Parties. Except as set forth in Section 4.12, the provisions of this Agreement are enforceable solely by the Parties, and no limited partner, member, or assignee of the Partnership or other Person shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.
     Section 4.17 No Recourse Against Officers or Directors. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of any Partnership Entity.
     Section 4.18 Arbitration. Any claim, counterclaim, demand, cause of action, dispute, or any other controversy arising out of or relating in any way to this Agreement or to the subject matter of this Agreement or to any relationship created thereby (each a “Dispute”) shall be resolved by binding arbitration. A Dispute must be resolved through arbitration regardless of whether the Dispute involves claims that this Agreement is unlawful, unenforceable, void or voidable or involves claims sounding in tort, contract, statute or common law. This Section 4.18 shall be binding on and shall inure to the benefit of the Parties and their Affiliates and the Partnership Entities. The validity, construction and interpretation of this agreement to arbitrate, and all other procedural aspects of the arbitration conducted pursuant hereto, shall be decided by the arbitral tribunal. Any arbitration under this Agreement shall be administered by the
PIONEER SOUTHWEST ENERGY PARTNERS L.P.
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American Arbitration Association (“AAA”) and conducted in accordance with the Commercial Arbitration Rules (the “Rules”) of the AAA in existence at the time of the arbitration. In resolving any Dispute, the arbitral tribunal shall refer to the governing law as specified in Section 4.1 of this Agreement. The arbitral tribunal shall not be empowered to award exemplary, punitive, indirect, consequential, remote, speculative, treble, multiple or special damages, and the Parties and their Affiliates and the Partnership Entities waive any right they may have to recover such damages from one another. The arbitral tribunal shall not be empowered to decide any dispute ex aequo et bono or amiable compositeur. The seat (or legal place) and venue of the arbitration shall be in Dallas, Texas. The arbitration shall be conducted in the English language.
     The Dispute shall be decided by a panel of three neutral arbitrators. The claimant or claimants shall nominate an arbitrator at the time of service of a request for arbitration. The respondent or respondents shall nominate an arbitrator at the time of service of the response to the request for arbitration. If the claimant(s) or respondent(s) fail to appoint an arbitrator, then that arbitrator shall be appointed in accordance with the Rules. The two appointed arbitrators shall together agree upon a third arbitrator to recommend to the AAA to chair the arbitration. If the two party-appointed arbitrators are unable to agree upon an arbitrator within 15 days of the respondent’s appointment of an arbitrator, then the chairman shall be chosen according to the Rules. Notwithstanding the foregoing, if two or more respondents have interests with regard to a Dispute that are not completely common, then all arbitrators shall be appointed in accordance with the Rules and not by nomination or appointment by the Parties. Any arbitration award may be enforced by the courts sitting in Dallas, Texas or any other court of competent subject matter jurisdiction (including any jurisdiction in which a Party holds or keeps assets). Any action to challenge, vacate or set aside the award in whole or in part must be brought in the courts sitting in Dallas, Texas. The Parties and their Affiliates and the Partnership Entities agree to waive any objections they may have to personal jurisdiction, venue or forum non-conveniens for any action brought to enforce the award in the courts sitting in Dallas, Texas or any other jurisdiction where a party against which enforcement of the award is sought holds or keeps assets.
PIONEER SOUTHWEST ENERGY PARTNERS L.P.
Omnibus Agreement

     IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the First Closing Date.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

By:	PIONEER NATURAL RESOURCES GP LLC, its general partner

By:

Name:
Title:

PIONEER NATURAL RESOURCES GP LLC

By:

Name:
Title:

PIONEER NATURAL RESOURCES COMPANY

By:

Name:
Title:

PIONEER NATURAL RESOURCES USA, INC.

By:

Name:
Title:
Signature Page to
Pioneer Southwest Energy Partners L.P.
Omnibus Agreement